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                                                                     Exhibit (j)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Sefton Funds Trust (the "Trust") of our report on the U.S. Government Fund, the California Tax-Free Fund, the Equity Value Fund and the Small Company Value Fund (constituting Sefton Funds Trust) dated February 18, 1999 on our audits of the financial statements and financial highlights of the Trust, which report is included in the Annual Report to Shareholders for the year ended December 31, 1998. We also consent to the reference to our Firm under the captions "Other Information About the Funds" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information relating to the Trust in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of the Trust.



                                            PricewaterhouseCoopers LLP

Chicago, Illinois
April 29, 1999